EXHIBIT 99.1

IZEA Reports Revenue of $24.3 Million, up 15% for FY 2017

ORLANDO, FL (April 18, 2018) - IZEA, Inc. (NASDAQ: IZEA), operator of IZEAx, the premier online marketplace connecting brands and publishers with influential content creators, reported its financial and operational results for the fourth quarter and full year ended December 31, 2017.

The financial information presented here and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 reflects restated financial information relating to our prior period information. All comparisons are on an as-adjusted basis. We determined that there were errors in our previously issued financial statements related to our presentation of revenue related to the self-service Content Workflow portion of our revenue and our classification of cost of revenue related to our Managed Services. The restatement had no impact on our previously reported loss from operations, net loss, loss per share, or on any of the consolidated balance sheets, statements of cash flows, and statements of stockholders' equity.

For discussions of the restatement adjustments, see Item 1A. “Risk Factors” and Item 8, “Financial Statements,” including Notes 2 and 14 of the Notes to the Consolidated Financial Statements in our 10-K.

Q4 2017 Financial Summary Compared to Q4 2016

•	Total revenue up 16% to $6.8 million, compared to $5.9 million.

•	Managed Services revenue increased 16% to $6.6 million, compared to $5.7 million.

•	Content Workflow revenue decreased 33% to $77,000, compared to $116,000.

•	Gross billings up 6% to $7.8 million, compared to $7.4 million.

•	Total costs and expenses were $7.5 million, compared to $7.7 million.

•	Net loss was $(743,000), compared to a net loss of $(1.83 million), an improvement of $1.1 million or 59%.

•	Adjusted EBITDA was $103,000, compared to $(1.1) million, an improvement of $1.2 million.

FY2017 Financial Summary Compared to FY2016

•	Total revenue up 15% to $24.4 million, compared to $21.2 million.

•	Managed Services revenue increased 17% to $23.8 million, compared to $20.4 million.

•	Content Workflow revenue decreased 25% to $351,000, compared to $465,000.

•	Gross billings up 7% to $29.2 million, compared to $27.3 million.

•	Total costs and expenses were $29.9 million, compared to $28.7 million.

•	Net loss was $(5.5) million, compared to $(7.6) million, an improvement of $2.1 million.

•	Adjusted EBITDA was $(2.5) million, compared to $(5.1) million, an improvement of $2.6 million.

FY2017 Operational Highlights

•	Launched IZEAx 2.0, including Promoted Posts and IZEA Pay.

•	Released ContentMine™ and CurationEngine™ with integrated artificial intelligence.

•	Partnered with CORT to launch first Augmented Sponsorship™ campaign.

•	Recognized as a 2017 Top 100 Company in Central Florida by Orlando Sentinel.

Management Commentary
“IZEA has demonstrated meaningful improvement across the board in 2017. We released an impressive array of new technologies, delivered record revenue, record gross billings, and achieved our goal of getting to our first Adjusted EBITDA positive quarter a full year ahead of schedule,” said Ted Murphy, IZEA’s Chairman and CEO. “The improvements we made throughout the year had a significant impact on our efficiency and overall strength as an organization.”
“Custom Content in particular played a meaningful role in our growth last year. Revenue from Custom Content grew 47%, or $1.7 million over 2016, and the success is a reflection of our investment in building out the infrastructure to support that line of business. We continue to see great opportunity for Custom Content, particularly when paired together with our Influencer Marketing services.”

“As we look to 2018, a primary goal is the expansion of our sales organization to provide the foundation for topline re-acceleration in 2019 and beyond. We are expanding our recruiting efforts with an emphasis on sales, and will continue to enhance our technology platform. The company will add sales resources to our core Managed Services team, as well as our newer SMB and Partnership teams. Management continues to balance investment in growth with expense management and an eye on profitability.”

Q4 2017 Financial Results
Revenue in the fourth quarter of 2017 increased 16% to $6.8 million compared to $5.9 million in the same year-ago quarter. The increase was due to organic growth in both our Sponsored Social and Custom Content Managed Service offerings. Cost of revenue (exclusive of amortization) as a percentage of revenue decreased from 49.1% to 47.5%, an improvement of 1.6%.

Total costs and expenses in the fourth quarter of 2017 were $7.5 million compared to $7.7 million in the same year-ago quarter. This decrease was primarily due to decreased personnel-related costs as well as lower public relations and marketing expenses.

Net loss in the fourth quarter of 2017 was $(743,000) or $(0.13) per share, as compared to a net loss of $(1.8) million or $(0.34) per share in the same year-ago quarter. The improvement was primarily due to increased revenue as well as decreased expenses.

Adjusted EBITDA (a non-GAAP metric management used as a proxy for operating cash flow, as defined below) in the fourth quarter of 2017 was $103,000 compared to $(1.1) million in the same year-ago quarter. The improvement in adjusted EBITDA was primarily due to the increase in revenue as well as reduced expenses. Adjusted EBITDA as a percentage of revenue in the fourth quarter of 2017 was 2% compared to (18%) in the year-ago quarter.

Revenue backlog, which includes unbilled bookings and unearned revenue, was $8.2 million at the end of the quarter.

Cash and cash equivalents at December 31, 2017 totaled $3.9 million. At the end of the quarter the Company had accessed approximately $500,000 of its $5.0 million credit line.

Full Year 2017 Financial Results
Revenue for the year increased 15% to $24.4 million compared to $21.2 million in 2016. The increase was due to organic growth in Managed Services. Cost of revenue (exclusive of amortization) as a percentage of revenue decreased from 49.3% to 47.4%, an improvement of 1.9%.

Total costs and expenses were $29.9 million in 2017 and 28.7 million in 2016. The decrease was primarily attributable to decreased personnel costs and related overhead, as well as reduced marketing spend.

Net loss in 2017 was $(5.5) million or $(0.96) per share, compared to a net loss of $(7.6) million or $(1.41) per share in 2016. The improvement in net loss was primarily due to increased revenue and profit margins, along with reduced operating expenses.

Adjusted EBITDA was $(2.5) million compared to $(5.1) million in 2016. Adjusted EBITDA as a percentage of revenue was (10%) compared to (24%) in 2016.

Conference Call
IZEA will hold a conference call to discuss its fourth quarter and full year 2017 results on Thursday, April 19 at 5:00 p.m. Eastern time. Management will host the call, followed by a question and answer period.

Date: Thursday, April 19, 2018
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

The conference call will be webcast live and available for replay via the investors section of the company’s website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through April 26, 2018.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13679060

About IZEA
IZEA operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential consumer content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com.

Use of Non-GAAP Financial Measures

We define gross billings, a non-GAAP financial measure, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts charged to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Content Workflow differs from revenue reported in our consolidated statements of operations, which is presented net of the amounts we pay to our third-party creators providing the content or sponsorship services. Gross billings for all other revenue equals the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to monitor the percentage of gross billings that we are able to retain after payments to our creators. Because we invoice our customers on a gross basis, tracking gross billings is critical as it pertains to our credit risk and cash flow.

"EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and all other non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as they exclude transactions not related to the core cash operating business activities including non-cash transactions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

All companies do not calculate Gross Billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as

"believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and improve Adjusted EBITDA, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; inability to finance growth initiatives in a timely manner; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: (407) 215-6218
Email: justin.braun@izea.com

IZEA, Inc.
Consolidated Statements of Operations

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	(As Restated) 2016	2017	(As Restated) 2016
Revenue	$6,800,385	$5,883,614	$24,437,649	$21,234,297

Costs and expenses:
Cost of revenue (exclusive of amortization)	3,230,931	2,888,292	11,585,316	10,474,769
Sales and marketing	1,584,671	2,061,786	7,593,197	7,989,590
General and administrative	2,292,976	2,358,702	9,218,565	8,946,431
Depreciation and amortization	420,976	364,788	1,516,807	1,299,851
Total costs and expenses	7,529,554	7,673,568	29,913,885	28,710,641

Loss from operations	(729,169)	(1,789,954)	(5,476,236)	(7,476,344)

Other income (expense):
Interest expense	(19,544)	(24,683)	(64,950)	(82,944)
Loss on exchange of warrants			—	—
Change in fair value of derivatives, net	3,147	(5,405)	39,269	9,163
Other income (expense), net	2,490	(9,590)	34,218	(10,075)
Total other income (expense), net	(13,907)	(39,678)	8,537	(83,856)

Net loss	$(743,076)	$(1,829,632)	$(5,467,699)	$(7,560,200)

Weighted average common shares outstanding – basic and diluted	5,720,824	5,450,005	5,674,901	5,380,465
Basic and diluted loss per common share	$(0.13)	$(0.34)	$(0.96)	$(1.41)

IZEA, Inc.
Non-GAAP Reconciliations
(Unaudited)

Reconciliation of GAAP Revenue to Non-GAAP Gross Billings:

	Three Months Ended		Twelve Months Ended
	December 31, 2017	(As Restated) December 31, 2016	December 31, 2017	(As Restated) December 31, 2016
Revenue	$6,800,385	$5,883,614	$24,437,649	$21,234,297
Plus payments made to third-party creators (1)	1,044,188	1,550,377	4,744,325	6,076,306
Gross billings	$7,844,573	$7,433,991	$29,181,974	$27,310,603
(1) Payments made to third-party creators for the Content Workflow portion of our revenue reported on a net basis for GAAP.

Gross billings by revenue stream and the percentage of total gross billings by stream:

	Three Months Ended				Twelve Months Ended
	December 31, 2017		(As Restated) December 31, 2016		December 31, 2017		(As Restated) December 31, 2016
Managed Services	$6,561,921	84%	$5,652,220	76%	$23,836,236	82%	$20,393,757	75%
Content Workflow	1,121,687	14%	1,666,447	22%	5,094,973	17%	6,541,684	24%
Service Fees & Other	160,965	2%	115,324	2%	250,765	1%	375,162	1%
Total Gross Billings by stream	$7,844,573	100%	$7,433,991	100%	$29,181,974	100%	$27,310,603	100%

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31, 2017	(As Restated) December 31, 2016	December 31, 2017	(As Restated) December 31, 2016
Net loss	$(743,076)	$(1,829,632)	$(5,467,699)	$(7,560,200)
Non-cash stock-based compensation	125,785	171,948	635,427	748,092
Non-cash stock issued for payment of services	38,459	26,457	181,995	133,897
(Gain) loss on disposal of equipment	(3,295)	9,919	(8,757)	9,435
(Gain) loss on settlement of acquisition costs payable	—	—	(10,491)	—
Increase (decrease) in value of acquisition costs payable	247,524	155,459	583,010	196,431
Depreciation and amortization	420,976	364,788	1,516,807	1,299,851
Loss on exchange of warrants			—	—
Interest expense	19,544	24,683	64,950	82,944
Change in fair value of derivatives	(3,147)	5,405	(39,269)	(9,163)
Adjusted EBITDA	$102,770	$(1,070,973)	$(2,544,027)	$(5,098,713)

Revenue	6,800,385	5,883,614	24,437,649	21,234,297
EBITDA as a % of Revenue	2%	(18)%	(10)%	(24)%